Exhibit 5.1
[Andrews Kurth LLP Letterhead]
June 2, 2006
Sterling Construction Company, Inc.
20810 Fernbush Lane
Houston, Texas 77073
Gentlemen:
          We have acted as counsel to Sterling Construction Company, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale by the selling stockholders named in the Registration Statement of up to an aggregate of 690,000 shares of common stock, $0.01 par value per share, of the Company (the “Shares”).
          We have examined originals or copies of (i) the Registration Statement, (ii) the Restated and Amended Certificate of Incorporation of the Company, as amended (iv) the Bylaws of the Company, (v) certain resolutions of the Board of Directors of the Company certified to us to be true and correct by the Secretary of the Company, and (vi) such other documents and records as we have deemed necessary and relevant for purposes hereof. We have relied upon certificates of public officials and officers of the Company as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. We have not independently verified any factual matter relating to this opinion.
          Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized, and when issued and delivered against payment therefor as described in the Registration Statement, will be validly issued, fully paid and non-assessable.
          We express no opinion other than as to the federal laws of the United States of America and the Delaware General Corporation Law (which is deemed to include the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting those laws).
          We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the reference to our firm appearing on the cover of the Registration Statement and under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued thereunder. Our opinion is rendered as of the date hereof, and we assume no

Sterling Construction Company, Inc.
June 2, 2006

obligation to update or supplement our opinion to reflect any change of fact, circumstance or law after such time as the Registration Statement becomes effective.

Very truly yours,

/s/ Andrews Kurth LLP